Exhibit 99.3
Buccaneer Computer Systems & Service, Inc. and Subsidiaries
Table of Contents

Page

Financial Statements

Condensed Consolidated Balance Sheets as of June 30, 2010 and December 31, 2009 (Unaudited)	2

Condensed Consolidated Statements of Income for the six months ended June 30, 2010 and 2009 (Unaudited)	3

Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2010 and 2009 (Unaudited)	4

Buccaneer Computer Systems & Service, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$853	$803
Contract receivables	25,998	17,850
Other	185	169

Total current assets	27,036	18,822

Property and equipment, net	7,803	7,371
Other	217	151

Total assets	$35,056	$26,344

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and other accrued expenses	$14,996	$3,064
Accrued payroll and related liabilities	2,754	3,454
Billings in excess of revenue recognized	—	755
Notes payable	1,761	4,580

Total current liabilities	19,511	11,853

Notes payable	632	632

Total liabilities	20,143	12,485

Stockholders’ Equity	14,913	13,859

Total liabilities and stockholders’ equity	$35,056	$26,344

See note to the condensed consolidated financial statements.

Buccaneer Computer Systems & Service, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
(in thousands)

	Six Months Ended
	June 30,	June 30,
	2010	2009
Revenue	$55,773	$22,898
Operating costs and expenses	49,081	19,975

Gross profit	6,692	2,923
Selling, general and administrative expenses	2,151	1,938

Operating income	4,541	985
Other expense, net	10	115

Net income	4,531	870
Net income attributed to noncontrolling interest	115	101

Net income attributable to Buccaneer	$4,416	$769

See note to the condensed consolidated financial statements.

Buccaneer Computer Systems & Service, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	June 30,	June 30,
	2010	2009
Cash flows from operating activities
Net cash provided by operating activities	$7,121	$9,973

Cash flows from investing activities
Purchases of property and equipment	(775)	(1,420)

Net cash used in investing activities	(775)	(1,420)

Cash flows from financing activities
Repayment of notes payable	(2,819)	(7,317)
Distributions to stockholders	(3,186)	(20)
Distributions to noncontrolling interest	(291)	(150)
Repayment of advance from stockholder	—	(120)

Net cash used in financing activities	(6,296)	(7,607)

Net increase in cash and cash equivalents	50	946

Cash and cash equivalents, beginning of period	803	59

Cash and cash equivalents, end of period	$853	$1,005

See note to the condensed consolidated financial statements.

Buccaneer Computer Systems & Service, Inc. and Subsidiaries
Note to Condensed Consolidated Financial Statements (Unaudited)
1. Organization and Basis of Presentation
Basis of Presentation
The unaudited condensed consolidated financial statements include the accounts of Buccaneer Computer Systems & Service, Inc. and its subsidiaries (the “Company”) and have been prepared in accordance with generally accepted accounting principles for interim financial information. Certain information and note disclosures normally included in complete financial statements have been condensed or omitted pursuant to the applicable rules and regulations. The Company believes that all disclosures are adequate to make the information presented not misleading. The condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes thereto for the year ended December 31, 2009.
All normal and recurring adjustments necessary to fairly present the financial position and results of operations as of and for the periods presented have been included. The results of operations presented are not necessarily indicative of the results to be expected for the full fiscal year or for any future periods. The Company uses estimates and assumptions in the preparation of its financial statements. The estimates are primarily based on historical experience and business knowledge and are revised as circumstances change. Actual results could differ materially from those estimates.

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